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                                                                    Exhibit 4(d)













                         ==============================

                      FORM OF SECOND SUPPLEMENTAL INDENTURE

                                     between

                              WACHOVIA CORPORATION

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                         Dated as of ____________, 1998

                         ==============================


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I.
                                   DEFINITIONS

Section 1.1 Definition of Terms............................................    2

                                   ARTICLE II.
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Designation and Principal Amount...............................    3

Section 2.2 Maturity.......................................................    3

Section 2.3 Form and Payment...............................................    3

Section 2.4 Global Form....................................................    4

Section 2.5 Interest.......................................................    5

                                  ARTICLE III.
                             PREPAYMENT OF THE NOTES

Section 3.1 Special Event Prepayment.......................................    6

Section 3.2 Optional Prepayment by Company.................................    6

Section 3.3 No Sinking Fund................................................    7

                                   ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

Section 4.1 Extension of Interest Payment Period...........................    7

Section 4.2 Notice of Extension............................................    7

Section 4.3 Limitation of Transactions.....................................    8

                                   ARTICLE V.
                                    EXPENSES

Section 5.1 Payment of Expenses............................................    9

Section 5.2 Payment Upon Resignation or Removal............................    9


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
                                   ARTICLE VI.
                                  FORM OF NOTE

Section 6.1 Form of Note...................................................   10

                                  ARTICLE VII.
                             ORIGINAL ISSUE OF NOTES

Section 7.1 Original Issue of Notes........................................   18

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.1 Ratification of Indenture......................................   19

Section 8.2 Trustee Not Responsible for Recitals...........................   19

Section 8.3 Governing Law..................................................   19

Section 8.4 Separability...................................................   19

Section 8.5  Counterparts..................................................   19


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                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of __________, 1998 (the "Second Supplemental Indenture"), between WACHOVIA CORPORATION, a North Carolina corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, as trustee, (the "Trustee") under the Indenture dated as of January 31, 1997 between the Company and the Trustee (the "Indenture").

         WHEREAS, the Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series ("Securities"), including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a "Trust," and, collectively, the "Trusts") of preferred trust interests in such Trusts (the "Preferred Securities") and common interests in such Trusts (the "Common Securities" and, collectively with the Preferred Securities, the "Trust Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Securities to be known as its ____% Junior Subordinated Deferrable Interest Debentures due ____________, 20__ (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

         WHEREAS, under the terms of an Underwriting Agreement dated as of ___________, 1998 (the "Underwriting Agreement"), among the Company and Wachovia Capital Trust VI (the "Trust") and the Underwriters named therein (the "Underwriters"), the Trust has agreed to sell to the Underwriters $____________ aggregate liquidation amount of its Preferred Securities to be known as ____% Capital Securities ("Capital Securities");

         WHEREAS, under the terms of a Subscription Agreement dated as of _____________, 1998 between the Trust and the Company (the Subscription Agreement"), the Company has committed to purchase all of the Common Securities from the Trust which Common Securities represent at least 3% of the capital of the Trust;

         WHEREAS, the Trust proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of Common Securities, in Notes, as a result of which the Trust will initially purchase $___________ of Notes, and may, upon exercise of the Option, purchase up to an additional $___________ of Notes (the "Additional Notes"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I.
                                   DEFINITIONS

Section 1.1 Definition of Terms.

         Unless the context otherwise requires:

              (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

              (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

              (c) the singular includes the plural and vice versa;

              (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

              (e) headings are for convenience of reference only and do not affect interpretation;

              (f) the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee;
(iv) Distribution; (v) Property Trustee; and (vi) Underwriting Agreement;

              (g) the following terms have the meanings given to them in this
Section 1.1(g):

              "Additional Sums" shall have the meaning set forth in Section 2.5.

              "Declaration" means the Amended and Restated Declaration of Trust of Wachovia Capital Trust VI, a Delaware statutory business trust, dated as of ______________, 1998.

              "Depositary" shall mean The Depository Trust Company, New York, New York (or any successor thereto).

              "Dissolution Election" means that, as a result of the election of the Company, as Sponsor, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.


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              "Extension Period" shall have the meaning set forth in Section
4.1.

              "Federal Reserve" shall have the meaning set forth in Section 6.1.

              "Global Note" shall have the meaning set forth in Section 2.4.

              "Initial Optional Prepayment Date" shall have the meaning set forth in Section 3.1.

              "Interest Payment Date" shall have the meaning set forth in
Section 2.5.

              "Interest Rate" shall have the meaning set forth in Section 2.5.

              "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon.

              "Non-Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4.

              "Optional Prepayment Price" shall have the meaning set forth in
Section 3.2.

              "Special Event Prepayment Price" shall have the meaning set forth in Section 3.1.

              "Trust Securities" has the meaning set forth under the first recital of this Second Supplemental Indenture.

                                  ARTICLE II.
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1 Designation and Principal Amount.

         There is hereby authorized a series of Securities designated the "____% Junior Subordinated Deferrable Interest Debentures due ___________, 20__", limited in aggregate principal amount to $____________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 3.3 of the Indenture.

Section 2.2 Maturity.

         The Maturity Date is ____________, 20__.

Section 2.3 Form and Payment.

         Except as provided in Section 2.4, the Notes shall be issued in registered form without interest coupons. Payment of principal of (and premium, if any) and any interest on the Notes will be made at the office of the Trustee in The City of New York, except that at the option of the


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Company, payment of any interest may be made (i) except in the case of Global
Notes, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on the Notes will be made to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest, and interest payable on the Maturity Date of the principal of the Notes shall be paid to the Person to whom principal is paid. Notwithstanding the foregoing, so long as the Holder of any Notes is the Property Trustee, the payment of principal of (and premium, if any) and any interest on the Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

Section 2.4 Global Form

              (a) In connection with a Dissolution Election,

                  (i) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Note in an aggregate principal amount equal to the aggregate principal amount of all then outstanding Notes (a "Global Note"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Trustee. Upon any such presentation, the Company shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

                  (ii) if any Capital Securities are held in Non-Book-Entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security in certificated form which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non-Book-Entry Capital Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Capital Securities until such Capital Security in certificated form is presented to the Security Registrar for transfer or reissuance at which time such Capital Security in certificated form will be canceled and a Note, registered in the name of the holder of the Capital Security in certificated form or the transferee of the holder of such Capital Security, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security in certificated form, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issuance of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.


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

              (b) A Global Note may be transferred, in whole but not in part, by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

              (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event, the Company will execute, and subject to Section 3.5 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.5 Interest.

              (a) Each Note will bear interest at an annual rate of ____% (the "Interest Rate") of the principal amount thereof, payable semi-annually in arrears (subject to Article IV) on __________ and __________ of each year (each an "Interest Payment Date"), commencing on _______________, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate compounded semi-annually to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the first day of the month in which the relevant payment date falls.

              (b) The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, on the basis of the actual number of days elapsed in such month. In the event that any date on which principal and premium, if any, or interest on this


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Note is payable is not a Business Day, then payment payable on such date will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

         (c) During such time as the Property Trustee is the Holder of the Notes, the Company shall pay any additional amounts on the Notes as may be necessary in order that the amount of Distributions then due and payable by the Company on the outstanding Notes shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

                                  ARTICLE III.
                             PREPAYMENT OF THE NOTES

Section 3.1 Special Event Prepayment.

         If a Special Event shall occur and be continuing, the Company may, at any time prior to _____________, 20__ (the "Initial Optional Prepayment Date"), at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Notes in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Notes on _______________, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

Section 3.2 Optional Prepayment by Company.

         Subject to Article Eleven of the Indenture, the Notes will be prepayable, in whole or in part, at the option of the Company, on or after ________________ (the "Initial Optional Prepayment Date"), subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Notes specified in the Note, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12 month period beginning ______________ of the years indicated in the Note.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each Holder of the Notes to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Notes called for prepayment.


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Section 3.3 No Sinking Fund.

         The Notes are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

Section 4.1 Extension of Interest Payment Period.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right under the Indenture at any time during the term of the Notes to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of ____%, compounded semi-annually, to the extent permitted by applicable law) that shall be payable to the Holders of the Notes in whose name the Notes are registered in the Security Registrar. During an Extension Period, interest will continue to accrue and Holders of Notes (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income.

         Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all amounts then due on the Interest Payment Date, the Company may elect to commence a new Extension Period, subject to the foregoing requirements. There is no limitation on the number of times the Company may elect to begin an Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof.

Section 4.2 Notice of Extension.

              (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extension Period, the Company shall give written notice to the Property Trustee, Trustee, Administrative Trustees of its election of such Extension Period at least five Business Days before the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the Holders of the Capital Securities.


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

              (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extension Period, the Company shall give the Holders of the Notes and the Trustee written notice of its election of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

              (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 semi-annual periods permitted in the maximum Extension Period permitted under
Section 4.1.

Section 4.3 Limitation of Transactions.

         The Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Notes or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Notes (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Notes and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Notes are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Capital Securities of the Trust or (iii) the Company shall have given notice of its election to begin an Extension Period with respect to the Notes as provided herein and such Extension Period shall be continuing.


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

                                   ARTICLE V.
                                    EXPENSES

Section 5.1 Payment of Expenses.

         In connection with the offering, sale and issuance of the Notes to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes, shall:

              (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

              (b) pay all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets;

              (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

              (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

              (e) pay all other fees, expenses, debts and obligations (other than the Trust Securities) relating to the Trust.

Section 5.2 Payment Upon Resignation or Removal.

         Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to the date of such termination, removal or resignation.


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

                                  ARTICLE VI.
                                 FORM OF NOTE

Section 6.1 Form of Note.

         The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

         [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


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

No.                                                              $______________

                              WACHOVIA CORPORATION
             ____% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                             DUE ____________, 20__

         Wachovia Corporation, a North Carolina corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, not in its individual capacity but solely in its capacity as Property Trustee, or registered assigns, the principal sum of $_________ Dollars on _________, 20__ (the "Maturity Date"), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from __________, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on ________ and _________ of each year (each date, an "Interest Payment Date"), commencing on _________, 1998 at the annual rate of ____% (the "Interest Rate"), until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded semi-annually from the relevant Interest Payment Date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the actual number of days elapsed in such month. In the event that any date on which principal of, or premium, if any, or interest on this Security is payable is not a Business Day, then interest payable on such date will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be, (i) in the case of Securities represented by one or more Global Securities, the Business Day next preceding such Interest Payment Date and (ii) in the case of Securities not represented by one or more Global Securities, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by
(i) check mailed to the Holder at such address as shall appear in the Security Register, except in the case of Global Securities or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the Regular Record Date. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts in respect of Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                        WACHOVIA CORPORATION

                                        By:
                                           -----------------
                                          Name:
                                          Title:

Attest:

By:
   --------------------
Name:
Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

         This is one of the Securities referred to in the within mentioned Indenture.

Dated:
                                        --------------------------
                                        as Trustee


                                        By:
                                           -----------------------
                                              Authorized officer

                          (FORM OF REVERSE OF SECURITY)

         This Security is one of the Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of January 31, 1997 duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the "Trustee") and the Second Supplemental Indenture, dated _____________ between the Company and the Trustee (together, the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of the series designated on the face hereof.

         Upon the occurrence and continuation of a Special Event, the Company shall have the right prior to _________________ (the "Initial Optional Prepayment Date") to redeem this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any redemption of the Securities of this series prior to the Initial Optional Prepayment Date following a Special Event, an amount in cash equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum, as determined by _______________, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Securities on _______________, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at ______________, plus, in either case, any accrued and unpaid interest thereon, including Additional Sums, if any, to the date of prepayment.

         In addition, the Company shall have the right to redeem this Security, in whole or in part, at any time on or after _________, 20__ (an "Optional Prepayment"), at the Optional Prepayment Price as set forth below (expressed as percentages of principal to be redeemed) plus accrued and unpaid interest thereon (including Additional Sums, if any) to the applicable date of prepayment if redeemed during the 12 month period beginning _____________ of the years indicated below.

         YEAR                                                         PERCENTAGE
         ----                                                         ----------
         2008......................................................            %
         2009......................................................            %
         2010......................................................            %
         2011......................................................            %
         2012......................................................            %
         2013......................................................            %
         2014......................................................            %
         2015......................................................            %
         2016......................................................            %
         2017......................................................            %
         2018 and thereafter.......................................     100.000%

         The Optional Prepayment Price or the Special Event Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Securities of this series are only partially redeemed by the Company pursuant to an Optional Prepayment, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Securities are registered as a Global Security, the Depositary shall determine the particular Securities to be redeemed in accordance with its procedures.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Notwithstanding the foregoing, any redemption of Securities by the Company shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if such approval is then required under capital guidelines or policies of the Federal Reserve.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

         So long as no Debenture Event of Default (as defined in the Indenture) has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not to extend beyond the Maturity Date of the Securities (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid together with interest thereon at the rate specified for the Securities compounded semi-annually (to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period, provided that such Extension Period, together with all such previous and further extensions within such Extension Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the Securities of this series. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

         The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to this Security (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Securities of this series and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if this Security is held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Capital Securities of the Trust or (iii) the Company shall have given notice of its election to begin an Extension Period with respect to this Security as provided herein and such Extension Period shall be continuing.

         Subject to the prior approval of the Federal Reserve if such approval is then required under capital guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate the Trust and cause the Securities of this series to be distributed to the holders of the Trust Securities in liquidation of the Trust. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under
Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder, or and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                  ARTICLE VII.
                             ORIGINAL ISSUE OF NOTES

Section 7.1 Original Issue of Notes.

         Notes in the aggregate principal amount of $ _______________ may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by the Chief Executive Officer, the President, a Vice Chairman, a Vice President, the Comptroller, the Group Director of Asset/Liability Management, the Clerk or an Assistant Clerk of the Company.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.1 Ratification of Indenture.

         The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 8.2 Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Section 8.3 Governing Law.

         This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 8.4 Separability.

         In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.5 Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

                                        WACHOVIA CORPORATION

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        THE FIRST NATIONAL BANK OF CHICAGO
                                        as Trustee

                                        By:
                                           -------------------------------
                                        Name:
                                        Title: